                           SECOND AMENDMENT TO LEASE

       This Second Amendment (the "Amendment") is made and entered into as of the 6th day of March, 1997, by and between Burlington Associates General Partnership, an Illinois General Partnership ("Landlord") by its agent, Equity Office Holdings, L.L.C., a Delaware limited liability company, and Network Express, Inc., a Michigan corporation ("Tenant") and Cabletron Systems, Inc., a Delaware Corporation ("Guarantor").

                                   WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 20th day of May, 1996, as amended by First Amendment dated November 18, 1996 (collectively, the "Lease") currently containing approximately 21,469 square feet, consisting of 2,425 square feet on the 1st floor (office #112), 12,714 square feet on the 2nd floor and 6,330 square feet on the third floor (the "Premises") of the building located at 305 E. Eisenhower Parkway, Ann Arbor, MI 48108 and commonly known as Building III at Burlington Office Center (the "Building"); and

B. WHEREAS, Guarantor has purchased all of or a controlling interest in Tenant; and

C. WHEREAS, Tenant and Guarantor have requested, in consideration for Guarantor's agreement to guaranty Tenant's obligations under the Lease pursuant to the terms and conditions of the Guaranty of Lease attached to and made a part of this Amendment, that the Lease be amended to delete the requirement that the Tenant thereunder maintain a Security Deposit; and

D. WHEREAS, Landlord has agreed to amend the lease in such a manner, all upon the terms and conditions contained in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Guarantor agree as follows:


         1. GUARANTY. Simultaneous with its execution of this Amendment, Guarantor agrees to execute and be bound by the terms of that certain Guaranty of Lease attached hereto and made a part hereof.

         2. SECURITY DEPOSIT. In consideration for Guarantor's agreement to guaranty Tenant's obligations under the Lease, Section VI of the Lease (Security Deposit) and Exhibit F of the Lease (Sample Letter of Credit) are hereby deleted from the Lease in their entirety, it being agreed that Tenant shall be under no obligation to maintain a Security Deposit. Landlord, Tenant and Guarantor acknowledge that Landlord is unable to locate the letter of credit that was intended to serve as a Security Deposit under the Lease due to either Tenant's failure to provide Landlord with the letter of credit or Landlord's misplacement of the letter of credit after initially being furnished by Tenant. Regardless of the cause, Landlord hereby waives any interest in such letter of credit, including any right to draw against such letter of credit in connection with a default by Tenant under the Lease. In addition, Landlord agrees to promptly execute any and all documents as are reasonably required by the issuer of the letter of credit to cancel such letter of credit and render the same null and void and of no further force and effect.

         III.   MISCELLANEOUS.

         A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

         E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST:
                                       LANDLORD:  BURLINGTON ASSOCIATES GENERAL
                                       PARTNERSHIP, an Illinois General
                                       Partnership

                                       BY:  EQUITY OFFICE HOLDINGS, L.L.C., a
                                       Delaware limited liability company, as
                                       agent
----------------------------------

Name (print): Angel Rivera             By:
----------------------------------        --------------------------------------
                                       Name:         Eric Marx
---------------------------------           ------------------------------------
                                       Title:  Vice-President, Asset Management
Name (print):                                -----------------------------------
             --------------------      Date:    3/6/97
                                             -----------------------------------
WITNESS/ATTEST:
                                       TENANT:  NETWORK EXPRESS, INC., a
                                       Michigan corporation
---------------------------------

Name(print): Shawn L. Benoit           By:
            ---------------------         -------------------------------------
                                       Name:  John R. Ternes
---------------------------------          ------------------------------------
Name(print): Karen Coch                Title: Controller
            ---------------------          ------------------------------------
                                       Date: 3/6/97
                                           ------------------------------------
WITNESS/ATTEST:
                                       GUARANTOR:  CABLETRON SYSTEMS, INC., a
                                       Delaware Corporation
---------------------------------

Name(print): Shawn L. Benoit           By: David Kirkpatrick
             --------------------          -------------------------------------

---------------------------------      Name:
                                             -----------------------------------
Name(print): Karen Coch                Title:  CFO
             --------------------            -----------------------------------
                                       Date:  3/6/97
                                             -----------------------------------

                 GUARANTY OF LEASE DATED MAY 20, 1996  BETWEEN
                   BURLINGTON ASSOCIATES GENERAL PARTNERSHIP,
                AN ILLINOIS GENERAL PARTNERSHIP ("LANDLORD") AND
            NETWORK EXPRESS, INC., A MICHIGAN CORPORATION ('TENANT')


         This Guaranty is entered into with respect to that certain lease dated the 20th day of May, 1996, as amended by First Amendment dated November 18, 1996 and a Second Amendment to be executed simultaneously herewith (collectively, the "Lease") by and between Burlington Associates General Partnership, an Illinois General Partnership ("Landlord") and Network Express, Inc., a Michigan corporation ("Tenant"), which Lease currently contains approximately 21,469 square feet, consisting of 2,425 square feet on the 1st floor (office #112), 12,714 square feet on the 2nd floor and 6,330 square feet on the third floor of the building located at 305 E. Eisenhower Parkway, Ann Arbor, MI 48108 and commonly known as Building III at Burlington Office Center. For value received and in consideration for and as an inducement to Landlord to enter into the Second Amendment to the Lease, the undersigned, CABLETRON SYSTEMS, INC., a Delaware Corporation, does hereby unconditionally and irrevocably guarantee to Landlord the punctual payment of all Rent, (as such term is defined in the Lease) payable by Tenant under the Lease throughout the term of the Lease and any and all renewals and extensions thereof in accordance with and subject to the provisions of the Lease, and the full performance and observance of all other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant under the terms of the Lease, for which the undersigned shall be jointly and severally liable with Tenant. If any default on the part of Tenant shall occur under the Lease, the undersigned does hereby covenant and agree to pay to Landlord in each and every instance such sum or sums of money and to perform each and every covenant, condition and agreement under the Lease as Tenant is and shall become liable for or obligated to pay or perform under the Lease, together with the costs reasonably incurred by Landlord in connection therewith, including without limitation reasonable attorneys' fees. Such payments of Rent and other sums shall be made monthly or at such other intervals as the same shall or may become payable under the Lease, including any accelerations thereof, all without requiring any notice from Landlord (other than any notice required by the Lease) of such non-payment or non performance, all of which the undersigned hereby expressly waives.

         The maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease and to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease. The undersigned does hereby consent that without affecting the liability of the undersigned under this Guaranty and without notice to the undersigned, time may be given by Landlord to Tenant for payment of Rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted, from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by law or by the Lease, and may proceed either against Tenant alone or jointly against Tenant and the undersigned or against the undersigned alone without first prosecuting or exhausting any remedy or claim against Tenant. The undersigned does hereby further consent to any subsequent change, modification or amendment of the Lease in any of its terms, covenants or conditions, or in the Rent payable thereunder, or in the premises demised thereby, or in the term thereof, and to any assignment or assignments of the Lease, and to any subletting or sublettings of the premises demised by the Lease, and to any renewals or extensions thereof, all of which may be made without notice to or consent of the undersigned and without in any manner releasing or relieving the undersigned from liability under this Guaranty.

         The undersigned does hereby agree that the bankruptcy of Tenant shall have no effect on the obligations of the undersigned hereunder. The undersigned does hereby further agree that in respect of any payments made by the undersigned hereunder, the undersigned shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant, unless and until all claims of Landlord under the Lease shall have been fully paid and satisfied.

         Neither this Guaranty nor any of the provisions hereof can be modified, waived or terminated, except by a written instrument signed by Landlord. The provisions of this Guaranty shall apply to, bind and inure to the benefit of the undersigned and Landlord and their respective heirs, legal representatives, successors and assigns. The undersigned, if there be more than one, shall be jointly and severally liable hereunder, and for purposes of such several liability the word "undersigned" wherever used herein shall be construed to refer to each of the undersigned parties separately, all in the same manner and with the same effect as if each of them had signed separate instruments, and this Guaranty shall not be revoked or impaired as to any of such parties by the death or another party or by revocation or release of any obligations hereunder of any other party. This Guaranty shall be governed by and construed in accordance with the internal laws of the state where the premises demised by the Lease are located. For the purpose solely of litigating any dispute under this Guaranty, the undersigned submits to the jurisdiction of the courts of said state.

         IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the _____ day of ____________________, 1997.


WITNESS/ATTEST:
                                       GUARANTOR: CABLETRON SYSTEMS, INC., a
                                       Delaware Corporation
_________________________________

Name(print):_____________________      By:_____________________________________

_________________________________      Name:___________________________________

Name(print):_____________________      Title:__________________________________

                                       Date:___________________________________


STATE OF         )
COUNTY OF        )ss:

         On this the _____ day of ________, 1997, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared _____________________________ known to me to be ____________ President of _________________________, the Guarantor under the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal as of the date set forth above.
                                            ___________________________________
                                                        Notary Public
My Commission Expires:  ____________________________

                    BURLINGTON OFFICE CENTER - BUILDING III
















                           STANDARD FORM OFFICE LEASE


                                    BETWEEN


      BURLINGTON ASSOCIATES GENERAL PARTNERSHIP ("LANDLORD") by its agent, Equity Office Holdings, L.L.C., a Delaware limited liability company





                                      AND



           NETWORK EXPRESS, INC., a Michigan corporation ("TENANT").

                               TABLE OF CONTENTS

I.             Basic Lease Information; Definitions. . . . . . . . . .    1

II.            Lease Grant . . . . . . . . . . . . . . . . . . . . . .    2

III.           Possession. . . . . . . . . . . . . . . . . . . . . . .    2

IV.            Use . . . . . . . . . . . . . . . . . . . . . . . . . .    3

V.             Rent. . . . . . . . . . . . . . . . . . . . . . . . . .    4

VI.            Security Deposit. . . . . . . . . . . . . . . . . . . .    7

VII.           Services to be Furnished by Landlord. . . . . . . . . .    8

VIII.          Leasehold Improvements. . . . . . . . . . . . . . . . .    9

IX.            Repairs and Alterations by Tenant . . . . . . . . . . .    9

X.             Use of Electrical Services by Tenant. . . . . . . . . .   10

XI.            Entry by Landlord . . . . . . . . . . . . . . . . . . .   11

XII.           Assignment and Subletting . . . . . . . . . . . . . . .   11

XIII.          Liens . . . . . . . . . . . . . . . . . . . . . . . . .   12

XIV.           Indemnity and Waiver of Claims. . . . . . . . . . . . .   12

XV.            Insurance . . . . . . . . . . . . . . . . . . . . . . .   12

XVI.           Subrogation . . . . . . . . . . . . . . . . . . . . . .   13

XVII.          Casualty Damage . . . . . . . . . . . . . . . . . . . .   13

XVIII.         Demolition. . . . . . . . . . . . . . . . . . . . . . .   14

XIX.           Condemnation. . . . . . . . . . . . . . . . . . . . . .   14

XX.            Events of Default . . . . . . . . . . . . . . . . . . .   15

XXI.           Remedies. . . . . . . . . . . . . . . . . . . . . . . .   15

XXII.          LIMITATION OF LIABILITY . . . . . . . . . . . . . . . .   16

XXIII.         No Waiver . . . . . . . . . . . . . . . . . . . . . . .   17

XXIV.          Relocation. . . . . . . . . . . . . . . . . . . . . . .   17

XXV.           Holding Over. . . . . . . . . . . . . . . . . . . . . .   17

XXVI.          Subordination to Mortgages; Estoppel Certificate. . . .   17

XXVII.         Notice. . . . . . . . . . . . . . . . . . . . . . . . .   18

XXVIII.        Landlord's Lien . . . . . . . . . . . . . . . . . . . .   18

XXIX.          Excepted Rights . . . . . . . . . . . . . . . . . . . .   18

XXX.           Surrender of Premises . . . . . . . . . . . . . . . . .   18

XXXI.          Miscellaneous . . . . . . . . . . . . . . . . . . . . .   19

XXXII.         Entire Agreement. . . . . . . . . . . . . . . . . . . .   20


EXHIBIT A-1 - Outline and Location of Premises on 1st floor
EXHIBIT A-2 - Outline and Location of Premises on 2nd floor
EXHIBIT A-3 - Outline and Location of Premises on 3rd floor
EXHIBIT B - Cleaning Specifications
EXHIBIT C - Building Rules and Regulations
EXHIBIT D - Additional Terms and Conditions
EXHIBIT E - Commencement Letter Agreement
EXHIBIT F - Form of Letter of Credit
EXHIBIT G - Form of Subordination, Non-disturbance and Attornment Agreement

                             OFFICE LEASE AGREEMENT

This Office Lease Agreement (the "Lease") is made and entered into as of the 20th day of May, 1996 by and between Burlington Associates General Partnership, an Illinois General Partnership ("Landlord") by its agent, Equity Office Holdings, L.L.C., a Delaware limited liability company, and Network Express, Inc., a Michigan corporation ("Tenant"), whose address for the purpose of notices to Tenant prior to commencement of the Term of this Lease shall be at 4251 Plymouth Road, Ann Arbor, MI 48105, Attn: Vice President, Finance.

I.  BASIC LEASE INFORMATION; DEFINITIONS.

       A. The following is some of the basic lease information and defined terms used in this Lease.

             1. "Additional Base Rental" shall mean Tenant's Pro Rata Share of Basic Costs and any other sums (exclusive of Base Rental) that are required to be paid by Tenant to Landlord hereunder. Additional Base Rental and Base Rental sometimes collectively are referred to herein as "Rent".

             2. "Base Rental" shall mean the sum of one million two hundred seventy-seven thousand eight hundred thirty-nine and 68/100 dollars ($1,277,839.68), payable by Tenant to Landlord in forty-eight (48) monthly installments as follows:

                 a. twenty-four (24) equal installments of twenty-six thousand two hundred forty-five and 22/100 dollars ($26,245.22), each payable on or before the first day of each month during the period beginning on the Commencement Date and ending on the day prior to the second (2nd) anniversary of the Commencement Date.

                 b. twenty-four (24) equal installments of twenty-six thousand nine hundred ninety-eight and 10/100 dollars ($26,998.10), each payable on or before the first day of each month during the period beginning on the second (2nd) anniversary of the Commencement Date and ending on the day prior to the fourth
                 (4th) anniversary of the Commencement Date.

             3.       "Base Year" shall mean the 1996 calendar year.

             4.       "Building" shall mean the office building located at 305
             E. Eisenhower Parkway, Ann Arbor, MI 48108 and commonly known as Building III at Burlington Office Center.

             5. The "Lease Term" shall mean a period of four (4) years commencing on the earlier to occur of (i) sixty (60) days after Tenant is issued a building permit to perform the Initial Alterations (hereinafter defined), or (ii) August 1, 1996 (the earlier of such dates being referred to as the "Commencement Date") and, unless sooner terminated as provided herein, ending on the day prior to the fourth (4th) anniversary of the Commencement Date (the "Termination Date"). For example, if the Commencement Date is July 1, 1996, the Termination Date will be June 30, 2000. Promptly after the determination of the Commencement Date by Landlord, Landlord shall prepare a letter agreement (the "Commencement Letter") on the form attached hereto as Exhibit E setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. Tenant, within ten (10) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord.

             6.       Intentionally Omitted.

             7. "Notice Addresses" shall mean the Premises for Tenant after the commencement of the Term of this Lease, and, for Landlord, shall mean: Ann Arbor Associates, 315 E. Eisenhower Parkway, Suite 220, Ann Arbor, MI 48108, with a copy to Equity Office Properties, L.L.C., Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, Attention: General Counsel.

             8. "Permitted Use" shall mean: General office use and research and development. In addition, with respect to the 2,425 square foot portion of the Premises located on the first floor, the Permitted Use shall include the assembly and repair of computer equipment for third parties. A minor amount of assembly and repair of Tenant owned computer equipment shall also be permitted in other portions of the Premises outside of the first floor space. Notwithstanding the foregoing or anything in this Lease to the contrary, the first floor space shall be designed in such a manner that the unique use of the first floor space will not be apparent from outside the Building or any of the Common Areas on the first floor of the Building. Landlord shall be deemed to be acting reasonably in withholding its consent to any plans and specifications for the first floor space that fails to accomplish such purpose. Landlord's approval of the final plans, however, shall also constitute Landlord's approval of Tenant's design of the first floor space.

             9. "Premises" shall mean the area located on the 1st, 2nd and 3rd floors of the Building and outlined on Exhibits A-1, A-2 and A-3 attached hereto and incorporated herein. Landlord and Tenant hereby stipulate and agree that the square footage of the Premises shall mean 18,069 square feet, consisting of 2,425 square feet on the 1st floor (office #112), 12,714 square feet on the 2nd floor and 2,930 square feet on the third floor. The square footage of the Building" shall mean approximately 34,456 square feet.

             10.      Intentionally Omitted.

             11. "Tenant's Pro Rata Share" shall mean fifty-two and forty-four one hundredths percent (52.44%), which is the quotient (expressed as a percentage) derived by dividing the Rentable Area of the Premises by the Rentable Area of the Building.

       B. The following are additional definitions of some of the defined terms used in the Lease: (1) "Common Areas" shall mean those areas provided by Landlord within the Building for the common use or benefit of all tenants generally and/or the public; (2) "Owner" shall mean the entity(ies), from time to time, which own the Property or any portion thereof; (3) "Prime Rate" shall mean the per annum interest rate publicly announced by The First National Bank of Chicago or any successor thereof from time to time (whether or not charged in each instance) as its prime or base rate in Chicago, Illinois; and (4) "Property" shall mean the Building and the parcel of land on which it is located and all other improvements serving the Building and the tenants thereof and the parcel(s) of land on which they are located.


II.    LEASE GRANT.

       Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises. In addition, Tenant shall have the right to use the Common Areas of the Building (including, without limitation, the parking areas on the Property and ingress and egress thereto) in common with the other tenants and occupants of the Building. Tenant, in common with the other tenants of Burlington Office Center, shall also be entitled to use the walkways, picnic tables and other outdoor amenities at Burlington Office Center so long as either (i) the Building and the buildings commonly known as Building I and Building II at Burlington Office Center are owned by the same party, or (ii) reciprocal easement agreements are in place to permit such use.

III.   POSSESSION.

       A. Upon the full and final execution of this Lease by Landlord and Tenant, Tenant shall have the right to occupy the Premises for the performance of the Initial Alterations (as defined in Exhibit D). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article IX.B. of this Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Landlord agrees to act reasonably in connection with its approval of Tenant's plans and specifications for the Initial Alterations and in its approval of any contractor proposed by Tenant, provided that in no event shall Landlord be required to grant its approval to any contractor that is not licensed, is not capable of being bonded for the amount of the Initial

Alterations or does not maintain insurance of the types and amounts required by this Lease. Tenant's occupancy of the Premises for the period prior to the Commencement Date shall be subject to all of the terms and conditions of the Lease, provided that, with the exception of electricity charges and charges for special services requested by Tenant, Tenant shall not be required to pay Base Rental or Additional Base Rental with respect to the period of time prior to the Commencement Date. Notwithstanding the foregoing, if Tenant begins to conduct its business in the Premises prior to the Commencement Date, Tenant shall pay Base Rental to Landlord for the period beginning on the date Tenant first begins to conduct its business and ending on the day prior to the Commencement Date at the rate of twenty-six thousand two hundred forty-five and 22/100 dollars ($26,245.22), pro rated for any partial months.

       B. Tenant hereby accepts the Premises in its as-is condition and configuration, with no representation or warranty by Landlord as to the condition of the Premises or suitability thereof for Tenant's use. Landlord hereby represents that the Building is zoned to permit general office use. In addition, Landlord, to the best of its knowledge, hereby represents that as of the date hereof the Building is in good condition and in compliance with all applicable building codes. In the event it is discovered that the Building is not in compliance with certain building codes as of the date hereof, Landlord, at its sole cost and expense, shall be responsible for correcting such violations.

       C. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not be obligated to tender possession of any portion of the Premises or other space leased by Tenant from time to time hereunder that, on the date possession is to be delivered, is occupied by a tenant or other occupant or that is subject to the rights of any other tenant or occupant, nor shall Landlord have any other obligations to Tenant under this Lease with respect to such space until the date Landlord: (1) recaptures such space from such existing tenant or occupant; and (2) regains the legal right to possession thereof. This Lease shall not be affected by any such failure to deliver possession and Tenant shall have no claim for damages against Landlord as a result thereof, all of which are hereby waived and released by Tenant. Notwithstanding the foregoing, if Landlord is unable to provide Tenant with possession of the Premises on or before seven (7) days after the full and final execution and delivery of this Lease, Tenant, as its sole remedy, shall be entitled to terminate this Lease by providing written notice of termination to Landlord on or before the date on which Landlord provides Tenant with possession of the Premises.

IV.    USE.

       The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous or which, in Landlord's opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees (collectively, the "Tenant Related Parties") in such a manner as not to unreasonably interfere with, annoy or disturb other tenants, or in any way unreasonably interfere with Landlord in the management and operation of the Building, provided that, while such parties are outside of the Premises, Tenant shall only be required to use good faith efforts to cause its agents, contractors, customers, licensees and invitees to comply with the terms of this sentence. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act (collectively referred to as "Laws"). Tenant, within ten (10) days after receipt thereof, shall provide Landlord with copies of any written notices it receives with respect to a violation or alleged violation of any Laws. Landlord, within ten (10) days after receipt thereof, shall provide Tenant with copies of any written notices it receives with respect to a violation or alleged violation of any Laws with regard to the condition of the Premises. Tenant will comply with the rules and regulations of the Building attached hereto as Exhibit C and such other reasonable rules and regulations adopted and altered by Landlord from time to time and of which Tenant has received prior written notice. Tenant will also cause all Tenant Related Parties to comply with the rules and regulations, provided that, while such parties are outside of the Premises, Tenant shall only be required to use good faith efforts to cause its agents, contractors, customers, licensees and invitees to comply with the rules and regulations. Landlord shall make reasonable efforts to enforce all such rules and regulations in a non-discriminatory and uniform manner.

V.     RENT.

       A. During each calendar year (excluding the Base Year), or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental hereunder Tenant's Pro Rata Share of the amount, if any, by which Basic Costs for the applicable calendar year exceed the Basic Costs for the Base Year (the "Excess"). In the event that Basic Costs in any calendar year decrease below the amount of Basic Costs for the Base Year, Tenant's Pro Rata Share of Basic Costs for such calendar year shall be deemed to be $0, it being understood that Tenant shall not be entitled to any credit or offset if Basic Costs decrease below the corresponding amount for the Base Year. Prior to January 1, 1997 and prior to January 1 of each subsequent calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for the applicable calendar year. On or before the first day of each month during such calendar year, Tenant shall pay to Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Excess. Landlord shall have the right from time to time during any such calendar year to revise the estimate of the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Excess by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of the Excess for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous year's estimate of the Excess. Tenant shall pay Landlord for any underpayment within thirty (30) days after demand. Any overpayment shall be credited against the installment of Base Rental and Additional Base Rental due for the months immediately following the furnishing of such estimate. Any amounts paid by Tenant based on Landlord's estimate of the Excess shall be subject to adjustment pursuant to the immediately following paragraph when actual Basic Costs are determined for such calendar year.

       As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs and the actual Excess for such previous calendar year, provided that Landlord shall use good faith efforts to provide Tenant with such statement on or before April 15th of each such calendar year. If the estimated Excess actually paid by Tenant for the prior year is in excess of Tenant's actual Pro Rata Share of the Excess for such prior year, then Landlord shall apply such overpayment against Base Rental and Additional Base Rental due or to become due hereunder, provided if the Lease Term expires prior to the determination of such overpayment, Landlord shall refund such overpayment to Tenant after first deducting the amount of any Rent due hereunder. Likewise, Tenant shall pay to Landlord, within thirty (30) days after demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease. Within sixty (60) days after written request from Tenant from time to time (but not more than one time per year), Landlord shall provide Tenant with a detailed statement containing a breakdown of the various categories of Expenses for the Base Year and the calendar year for which Landlord's statement is being issued, provided that Landlord shall not be required to provide Tenant with a detailed statement for the Base Year more than three (3) years after the Commencement Date.

       Notwithstanding anything herein to the contrary, for purposes of computing Tenant's Pro Rata Share of Basic Costs, Controllable Basic Costs (hereinafter defined) shall not increase by more than eight percent (8%) per calendar year on a cumulative basis over the course of the Lease Term. In other words, Controllable Basic Costs for the first calendar year after the Base Year shall not exceed 108% of the Controllable Basic Costs for the Base Year. Controllable Basic Costs for the second calendar year after the Base Year shall not exceed 116.64% of the Controllable Basic Costs for the Base Year, etc. "Controllable Basic Costs" shall mean all Basic Costs exclusive of the cost of Taxes, insurance and utilities.

       B. Basic Costs shall mean all costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Building and the Property, including, but not limited to, the following:

             1. All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits. Notwithstanding the foregoing, Basic Costs shall not include wages, salaries and other compensation for employees of Landlord above the level of general manager.

             2. All management fees, the cost of equipping and maintaining a management office at the Building, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property.

             3. All rental and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property. Notwithstanding the foregoing, except as provided in section V.B.11. below, replacements shall not be included in Basic Costs if such replacements would be considered to be capital improvements under generally accepted accounting principles.

             4. All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment. At Landlord's option, major repair items may be amortized over a period of up to five (5) years. Notwithstanding the foregoing, except as provided in section V.B.11. below, replacements shall not be included in Basic Costs if such replacements would be considered to be capital improvements under generally accepted accounting principles.

             5. All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by lessors of comparable office buildings or required to be carried by Landlord's Mortgagee.

             6. Charges for all utilities other than gas and electricity, it being agreed that Tenant's obligation to pay for gas and electricity is contained in Article X of this Lease.

             7. "Taxes," which for purposes hereof, shall mean: (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expenses, (c) all taxes imposed on services provided to the Tenant's of the Building by Landlord's agents and employees, (d) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (e) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any reasonable costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes. For the purpose of determining real estate taxes and assessments for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest) due and payable during such year; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for such year or the amount due and payable for such year, provided that Landlord's election shall be applied consistently throughout the Lease Term. If a reduction in Taxes is obtained for any year of the Lease Term during which Tenant paid its Pro Rata Share of Basic Costs, then Basic Costs for such year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based upon such adjustment. Likewise, if a reduction is subsequently obtained for the tax component of Basic Costs for the Base Year (if Tenant's Pro Rata Share is based upon increases in Basic Costs over a Base
             Year), Basic Costs for the Base Year shall be restated and the Excess for all subsequent years recomputed. Tenant shall pay Landlord Tenant's Pro Rata Share of any such increase in the Excess within thirty (30) days after Tenant's receipt of a statement therefor from Landlord.

             8. All costs of maintaining, repairing, resurfacing and striping of the parking areas and garages of the Property, if any.

             9. Cost of all maintenance service agreements with respect to the Building, including those for equipment, alarm service, window cleaning, janitorial services, pest control, uniform supply, plant maintenance, landscaping, and any parking equipment.

             10. Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants.

             11. The amortized cost of capital improvements made to the Building or the Property which are: (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord's insurance carrier. The cost of such capital improvements shall be amortized over a period of five (5) years and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period. Except as specifically provided in this section V.B.11, Basic Costs shall not include the cost of capital improvements. In no event, however, shall Basic Costs include the cost of correcting any existing (as of the date hereof) violations of any laws, rules or regulations of any governmental authority. In addition, the portion of the annual amortized costs to be included in Basic Costs in any calendar year with respect to a capital improvement which is intended to reduce expenses or improve the operating efficiency of the Property or Building shall equal the lesser of: a) such annual amortized costs; and b) the projected annual amortized reduction in expenses for that portion of the useful life of the capital improvement which falls within the Lease Term (based on the total cost savings for such period, as reasonably estimated by Landlord).

             12. Any other expense or charge of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first-class office building, would be construed as an operating expense.

             Notwithstanding the foregoing, if Landlord incurs any common expenses in connection with the Building and one or more of the buildings commonly known as Building I at Burlington Office Center, located at 325 Eisenhower Parkway, and/or Building II at Burlington Office Center, located at 315 Eisenhower Parkway, the cost of such expenses shall be equitably prorated between the Building and such other buildings based upon the portion of such services that are being provided to each building in question. If the Building is not at least ninety-five percent (95%) occupied during the Base Year (if applicable) or any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the total square footage of the Building at any time during the Base Year (if applicable) or any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord's option, be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the square footage of the Building during such year. Any necessary extrapolation of Basic Costs under this Article shall be performed by adjusting the cost of those components of Basic Costs that are impacted by changes in the occupancy of the Building to the cost that would have been incurred if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building.

       C. If Basic Costs for any calendar year increase by more than five percent (5%) over Basic Costs for the immediately preceding calendar year, Tenant, within ninety (90) days after receiving Landlord's statement of actual Basic Costs for a particular calendar year, shall have the right to provide Landlord with written notice (the "Review Notice") of its intent to review Landlord's books and records relating to the Basic Costs for such calendar year. Within a reasonable time after receipt of a timely Review Notice, Landlord shall make such books and records available to Tenant or Tenant's agent for its review at either Landlord's home office or the office of the Building, provided that if Tenant retains an agent to review Landlord's books and records for any calendar year, such agent must be CPA firm licensed to do business in the state in which the Building is located. If Tenant fails to give Landlord written notice of objection within sixty (60) days after its review or fails to provide Landlord with a Review Notice within the ninety (90) day period provided above, Tenant shall be deemed to have approved Landlord's statement of Basic Costs in all respects and shall thereafter be barred from raising any claims with respect thereto. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement and Tenant's review. If Landlord and Tenant determine that Basic Costs for the calendar year in question are less than reported, Landlord shall provide Tenant with a refund of such overpayment within thirty (30) days after the determination thereof. Likewise, if Landlord and Tenant determine that Basic Costs for the calendar year in question are greater than reported, Tenant shall, within thirty (30) days after the determination thereof, pay to Landlord the amount of underpayment by Tenant. Any information obtained by Tenant pursuant to the provisions of this Section shall be treated as confidential. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to examine Landlord's books and records or to dispute any statement of Basic Costs unless Tenant has paid to Landlord the amount due as shown on Landlord's statement of actual Basic Costs, said payment being a condition precedent to Tenant's right to examine Landlord's books and records.

       D. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever, the full amount of all Base Rental and Additional Base Rental due hereunder from time to time. In addition, Tenant shall pay and be liable for, as additional Rent, all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority upon the Rent required to be paid by Tenant under this Lease, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rental, Tenant's Pro Rata Share of Basic Costs and any recurring monthly charges due hereunder shall be due and payable in advance on the first day of each calendar month during the Lease Term without demand. All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord. If the Lease Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, then the monthly Base Rental and Tenant's Pro Rata Share of Basic Costs for such month shall be prorated for the number of days in such month occurring within the Term based on a fraction, the numerator of which is the number of days of the Lease Term that fell within such calendar month and the denominator of which is thirty
(30).

       E. All Rent not paid when due and payable shall bear interest from the date due until paid at the lesser of: (1) the Prime Rate plus four percent (4%) per annum; or (2) the Maximum Rate. In addition, if Tenant fails to pay any installment of Rent when due and payable hereunder and such failure continues for five (5) days after written notice from Landlord to Tenant, a service fee equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

VI.   SECURITY DEPOSIT.

       A. A Security Deposit in the amount of one hundred twenty thousand and 00/100 dollars ($120,000.00) shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest and as security for the performance of Tenant's obligations under this Lease. Notwithstanding the foregoing, if Tenant exercises its rights with respect to the Leasehold Improvement Loan described in Section 2 of Exhibit D to the Lease, Tenant shall be required to increase the amount of the Security Deposit as described in such Section 2 of Exhibit D. The Security Deposit shall be in the form of a letter of credit, which letter of credit shall (a) be in the form and substance of the sample letter of credit attached hereto as Exhibit F,
(b) name Landlord as its beneficiary, (c) expire no earlier than sixty (60) days after the Termination Date, and (d) be drawn on an FDIC-insured financial institution satisfactory to Landlord. If the initial term of the letter of credit will expire prior to sixty (60) days after the Termination Date, Tenant shall from time to time, as necessary, renew or replace the original and any subsequent letter of credit not less than sixty (60) days prior to its stated expiration date so that it will remain in full force and effect until sixty (60) days after the Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement at least sixty (60) days prior to the stated expiration date of the letter of credit then held by Landlord, Landlord may draw upon such letter of credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article VI. Any renewal of or replacement for the original or any subsequent letter of credit shall meet the requirements for the original letter of credit as set forth above, except that such replacement or renewal shall be issued by a national bank satisfactory to Landlord at the time of the issuance thereof.

       B. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to make good any arrearages of Rent, to repair damages to the Premises caused by Tenant, to clean the Premises upon termination of this Lease or otherwise to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall, upon demand, either (i) restore the letter of credit to its full amount, or (ii) provide Landlord with an additional cash security deposit in an amount equal to the amount of Security Deposit applied by Landlord. If Tenant is not in default at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts due Landlord from Tenant are finally determined and paid by Tenant or through application of the Security Deposit, the balance of the Security Deposit shall be returned to Tenant. If Landlord transfers its interest in the Premises during the Lease Term, Landlord shall assign the Security Deposit to the transferee and, provided the transferee accepts such assignment, Landlord shall thereafter shall have no further liability for the return of such Security Deposit. Landlord shall not be required to segregate the Security Deposit from its other accounts.

       C. Notwithstanding anything herein to the contrary, provided Tenant has not been in default under this Lease prior to the effective date of any reduction of the Security Deposit, Tenant shall have the right to reduce the amount of the Security Deposit (i.e. the letter of credit) by twenty-five percent (25%) of the original amount thereof effective as of the first (1st) anniversary of the Commencement Date, the second (2nd) anniversary of the Commencement Date and the third (3rd) anniversary of the Commencement Date.
Such reduction shall be accomplished by having Tenant provide Landlord with a substitute letter of credit in the reduced amount. For example, assuming that the initial amount of the letter of credit is one hundred sixty thousand dollars ($160,000.00), the letter of credit shall be reduced to (i) $120,000.00 effective as of the first anniversary of the Commencement Date, (ii) $80,000.00 effective as of the second anniversary of the Commencement Date, and (iii) $40,000.00 effective as of the third anniversary of the Commencement Date.


VII.   SERVICES TO BE FURNISHED BY LANDLORD.

       Landlord, as part of Basic Costs (except as provided herein to the contrary), agrees to provide the following services to Tenant at the Premises:
(a) cold water at those points of supply provided for general use of tenants in the Building; (b) central heat, ventilation and air conditioning in season during Landlord's normal business hours and at such temperatures as are necessary for comfortable occupancy, or as otherwise required by law; (c) routine maintenance and electric lighting service for all Common Areas of the Building; (d) janitor service on business days exclusive of Saturdays, Sundays and holidays in accordance with the cleaning specifications attached hereto as Exhibit B (or such reasonably comparable specifications as Landlord may designate from time to time); (e) elevator service in common with other tenants of the Building for ingress and egress to and from the floor of the Premises during Landlord's normal business hours, and (f) the replacement of building standard light bulbs. For purposes of this section, Landlord's normal business hours are hereby agreed to be 7:30 a.m. to 6:00 p.m. Monday through Friday, holidays excluded. The failure by Landlord to any extent to furnish, or the interruption or termination of these services in whole or in part, shall not render Landlord liable in any respect nor be construed as an eviction of Tenant or breach of any implied warranty of habitability, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Notwithstanding anything to the contrary contained in this
Section VII if: (i) Landlord ceases to furnish any service in the Building for a period in excess of ten (10) consecutive days after Tenant notifies Landlord of such cessation (the "Interruption Notice"), (ii) such cessation does not arise as a result of an act or omission of Tenant, (iii) such cessation is not caused by a fire or other casualty (in which case Article XVII shall control), (iv) the restoration of such service is reasonably within the control of Landlord, and
(v) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rental and Additional Base Rental payable hereunder during the period beginning on the eleventh (11th) consecutive day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant. Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of any such security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend any one suspected of personal injury, property damage or criminal conduct in, on or around the Property.


VIII.  LEASEHOLD IMPROVEMENTS.

       Any and all alterations, additions and improvements to the Premises, all attached furniture, equipment and non-trade fixtures (collectively, "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation to Tenant. Any unattached and movable equipment or furniture, trade fixtures or other personalty ("Tenant's Property") shall be owned and insured by Tenant. Landlord may, nonetheless, at any time within one (1) month after the expiration or earlier termination of this Lease or Tenant's right to possession, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant (other than electronic, phone and data cabling) as are designated by Landlord (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to remove any evidence that the Required Removable in question has been removed. For example, if Tenant removes a work station, Tenant may be required to patch the portion of carpet upon which the work station was located and repaint the portion of the wall against which the work station was placed. If Tenant fails to remove the Required Removables after Landlord's request therefor, Landlord may remove, store or dispose of the Required Removables at Tenant's cost, and repair any damage caused by such removal and Tenant shall pay Landlord as additional Rent hereunder, on demand, all such costs. Notwithstanding the foregoing, except for any vault, stairway, structural alterations or supplemental HVAC equipment installed in the Premises, Tenant shall not be required to remove any portion of the Initial Alterations. In addition, with respect to any subsequent alterations, additions or improvements performed by Tenant, Tenant may request in writing at the time it submits its plans and specifications for an alteration, addition or improvement, that Landlord advise Tenant whether Landlord will require Tenant to remove, at the termination of this Lease or Tenant's right to possession hereunder, such alteration, addition or improvement, or any particular portion thereof. Landlord, within ten (10) days after receipt of Tenant's request, shall advise Tenant as to whether Landlord will require removal of such alteration, addition or improvement, or any particular portion thereof, provided, however, Landlord shall have the right to require Tenant to remove any vault, stairway or structural alterations in the Premises, regardless of whether Landlord timely notified Tenant that it would require such removal.

IX.   REPAIRS AND ALTERATIONS BY TENANT.

       A. Tenant shall, at Tenant's own cost and expense, keep the Premises in good condition and repair. Such repairs shall maintain the Premises in as good a condition and repair as it was at the Commencement Date and shall be effected in compliance with the reasonable directions of Landlord. If Tenant fails to make such repairs to the Premises within thirty (30) days after written notice by Landlord, Landlord may, at its option, make such repairs, and Tenant shall pay the reasonable cost thereof to the Landlord on demand as additional Rent.

Notwithstanding the foregoing, the thirty (30) day notice period shall not be required in the event of an emergency.

       B. Tenant shall not make or allow to be made any alterations, additions or improvements ("Alterations") to the Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord's consent shall not be required for any alteration, addition or improvement that satisfies all of the following criteria: 1) costs less than $10,000.00, 2) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting, 3) is not visible from the exterior of the Premises or Building, and
4) will not affect the systems or structure of the Building and does not require work to be performed inside the walls or above the ceiling of the Premises; provided that even if consent is not required, Tenant shall still comply with all the other provisions of this Section IX.B. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications; names and addresses of contractors; copies of contracts; necessary permits (if required by applicable law); evidence of contractor's and subcontractor's insurance in a type and amount acceptable to Landlord; and payment bond or other security, all in form and amount satisfactory to Landlord. All such Alterations shall be installed in a good workmanlike manner using new materials. Landlord shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All Alterations shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord within thirty (30) days after demand as additional Rent for all sums expended by Landlord for examination of the architectural, mechanical, electric and plumbing plans for any Alterations. If Landlord so requests, Tenant shall permit Landlord to supervise construction operations, but no such supervision shall impose any liability upon Landlord. If due to the nature of the alterations, additions or improvements, work needs to be performed in the Premises after normal business hours, Tenant, within thirty
(30) days after demand, shall reimburse Landlord for the reasonable cost (on an hourly basis) of having Landlord's management or engineering personnel oversee the performance of such work. Landlord's approval of Tenant's plans and specifications or supervision of any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that any such alterations, additions and improvements will be adequate for Tenant's use.

X.     USE OF ELECTRICAL SERVICES BY TENANT.

       A. All electricity consumed in the Premises for lighting and power shall be paid for by Tenant on a quarterly basis by a separate charge that is over and above the Base Rental and Additional Base Rental payable under the other provisions of this Lease. Such charge for electricity shall be based upon the amount of electricity consumed in the Premises during each such quarterly period as measured by a submeter installed in or about the Premises. Tenant shall pay such charge to Landlord as additional Rent within thirty (30) days after receipt of an invoice from Landlord setting forth such charge. Notwithstanding the foregoing, Tenant acknowledges that the portion of the Premises located on the third (3rd) floor is not currently submeter and that Landlord shall bill Tenant for electricity with respect to such space based upon Tenant's proportionate share of all spaces connected to the shared meter on the third (3rd) floor. Tenant shall have the right to review the readings on such shared meter and the manner in which Landlord allocates the electricity measured by such meter. In addition, Tenant shall have the right to install a submeter at its sole cost and expense for the purpose of measuring electricity consumed by Tenant in such third (3rd) floor space. From and after the installation of such submeter, Tenant's charge for electricity for the third (3rd) floor space shall be based upon the electricity consumed in such space as measured by the submeter. Tenant's use of electrical service in the Premises shall not exceed, either in voltage, rated capacity, use or overall load, that which Landlord deems to be standard for the Building.

       B. In addition to the electrical charges set forth in Section X.A. above, Tenant shall pay for its Pro Rata Share of all electricity and gas consumed in connection with the operation of the Building and Property, including, without limitation, all electricity and gas consumed in the operation of the Building HVAC system. The electrical charge to be paid by Tenant under this Section X.B. shall not, however, include the cost of electricity provided to individual tenant premises in the Building for lighting and power. Tenant shall pay for its Pro Rata Share of all electricity and gas consumed in connection with the operation of the Building and Property on a quarterly basis by a separate charge that is over and above the Base Rental and Additional Base Rental payable under the other provisions of this Lease. Tenant shall pay such charge to Landlord as additional Rent within thirty (30) days after receipt of an invoice from Landlord setting forth such charge. Notwithstanding the foregoing, in no event shall the charge payable by Tenant for electricity and gas under this Section X.B. exceed the sum of thirty-two thousand five hundred twenty-four and 20/100 ($32,524.20) (i.e. $1.80 per square foot) during any calendar year during the Lease Term.

XI.   ENTRY BY LANDLORD.

       Landlord and its agents or representatives shall have the right to enter the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants' premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof. Notwithstanding anything to the contrary contained herein, Landlord shall perform any entry into the Premises in a manner that is reasonably designed to minimize any interference with Tenant's access to or use of the Premises. In the event the making of any such repair, alteration, improvement or addition shall cause the Premises to be inaccessible or unusable by Tenant, as determined in Tenant's reasonable judgment, for a period of ten (10) days, then Base Rental and Additional Base Rental payable under the Lease shall abate during the period beginning on the eleventh (11th) day that the Premises are inaccessible or unusable and ending on the date on which the Premises are once again accessible and usable by Tenant.

XII.   ASSIGNMENT AND SUBLETTING.

       Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to a subletting or assignment. If Tenant requests Landlord's consent to a Transfer, Tenant, together with such consent, shall provide Landlord with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence satisfactory to Landlord that the proposed transferee is financially responsible. Landlord may, within thirty (30) days after receipt of all information and documentation required herein, (a) consent to or refuse to consent to such Transfer in writing; or (b) negotiate directly with the proposed transferee and upon execution of a lease with such transferee, terminate this Lease (in part or in whole, as appropriate) upon thirty (30) days' notice; or (c) cancel and terminate this Lease, in whole or in part as appropriate, upon thirty (30) days' notice. In the event Landlord consents to any such Transfer, Tenant shall bear all actual reasonable costs and expenses (including attorney review fees) incurred by Landlord in connection with the review and approval of such documentation. Tenant hereby covenants and agrees to pay to Landlord all rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Tenant. In addition to any other rights Landlord may have, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord. For purposes of this Article XII, an assignment shall be deemed to include a change in the majority control of Tenant, if Tenant is a partnership or a corporation whose stock is not traded publicly. Any Transfer consented to by Landlord in accordance with this Article XII shall be only for the Permitted Use and for no other purpose, and in no event shall any Transfer release or relieve Tenant or any Guarantors from any obligations under this Lease.

XIII.  LIENS.

       Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or Tenant's leasehold interest therein, the Building, or the real estate associated therewith. In the event any such lien does attach, Tenant shall, within five (5) days of notice of the filing of said lien, discharge such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined). If Tenant shall fail to so discharge such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys' fees, shall be paid by Tenant to Landlord on demand as additional Rent. Notwithstanding the foregoing, if any mechanics lien or other lien is placed solely against Tenant's leasehold interest (and not the Building or Property), Tenant shall have the right to diligently contest such lien in accordance with applicable law. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens.

XIV.   INDEMNITY AND WAIVER OF CLAIMS.

       A. Tenant shall indemnify, defend and hold Landlord, its partners, managing agents, and Mortgagee(s) (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted in connection with any third party claims brought against Landlord or any of the Landlord Related Parties and arising out of or in connection with the acts and omissions of Tenant and, while such parties are either (i) in the Premises, or (ii) outside the Premises but acting within the scope of Tenant's control or authority, the acts or omissions of Tenant's transferees, agents, servants, contractors, employees or licensees. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel reasonably acceptable to Landlord.

       B. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant (including Tenant's employees) resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from:
1. wind or weather; 2. any defect in any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; 3. the backing up of any sewer pipe or downspout; 4. the bursting, leaking or running of any tank, water closet, drain or other pipe; 5. the escape of steam or water; 6. water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; 7. the falling of any fixture, plaster, tile or other material; 8. any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; except where such loss or damage is due to Landlord's negligence or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. Notwithstanding the foregoing, nothing contained herein shall be construed to be a waiver by Tenant of its right to receive an abatement of Rent in accordance with the terms and conditions of Articles VII, XI and/or XVII of this Lease.

       C. Landlord shall indemnify, defend and hold Tenant harmless against and from all liabilities, obligations, damages, penalties, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted in connection with any third party claims brought against Tenant and arising, directly or indirectly, out of or in connection with the acts and omissions of Landlord and, if and to the extent such parties are acting within the scope of Landlord's control or authority, the acts or omissions of Landlord's agents, servants, contractors or employees. In case any action or proceeding is brought against Tenant or any of the Tenant Related Parties by reason of any of the foregoing, Landlord shall, at Landlord's sole cost and expense, resist and defend such action or proceeding with counsel reasonably acceptable to Tenant.


XV.    INSURANCE.

       A. Tenant shall, at all times, carry and maintain, at its sole cost and expense: (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00); (b) All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises; (c) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers Liability Coverage of Five Hundred Thousand Dollars ($500,000.00) per occurrence; (d) additional insurance as reasonably required by Landlord to insure against risks related to Tenant's use of the Premises for purposes other than general office use. Any company writing any insurance to be maintained pursuant to the terms of this Lease (all such insurance being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval. All policies evidencing Tenant's Insurance (except for Workers' Compensation) shall specify Tenant and the "owner(s) of the Building and its respective managing agents, partners and mortgagee(s)" as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

       B. Landlord shall maintain all-risk, extended coverage property insurance on the Building and the Leasehold Improvements (excluding Tenant's Property) in an amount equal to not less than ninety percent (90%) of the full replacement value. The cost of all such insurance shall be included as a part of the Basic Costs, and payments for losses and recoveries thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear.

XVI.   SUBROGATION.

       Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby agree to cause their respective insurance carriers to waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee(s), for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee(s), which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.


XVII.  CASUALTY DAMAGE.

       A. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event the Premises have been damaged and there is less than two (2) years of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building or in the event Landlord will not be permitted by applicable law to rebuild the Building in substantially the same form as existed prior to the fire or casualty, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days' after the date of such casualty. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable, and the date specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable. If Landlord does not elect to terminate this Lease, Landlord, as soon as reasonably possible, shall commence (and thereafter diligently pursue to completion) the restoration of the Premises (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the

Leasehold Improvements shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty, provided if Landlord has insufficient insurance proceeds to restore the Premises and Landlord elects not to fund such shortfall, Landlord shall so notify Tenant (the "Insurance Notice") and Tenant shall have the right to terminate this Lease by written notice to Landlord within ten (10) days after the date of Landlord's Insurance Notice. When the repairs have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant an abatement of Rent on a per diem basis during the time and to the extent any damage to the Premises causes the Premises to be rendered untenantable. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or contractors, the Rent hereunder shall not be diminished during any period during which the Premises, or any portion thereof, is untenantable, and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

       B. Notwithstanding Section XVII above to the contrary, if all or any portion of the Premises shall be made untenantable or inaccessible by a fire or other casualty, Landlord shall within sixty (60) days of the fire or other casualty, cause an architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable and accessible again, using standard working methods (the "Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable and accessible within nine (9) months from the date the repair and restoration is started, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within ten (10) days after its receipt of the Completion Estimate. In addition, in the event that there is less than two (2) years remaining in the Lease Term and the Completion Estimate indicates that the remaining Lease Term of this Lease following such restoration period is less than 2.5 times as long as such restoration period, then Tenant may terminate this Lease by written notice to Landlord within ten (10) days following Tenant's receipt of the Completion Estimate. If the Completion Estimate indicates that the Premises can be made tenantable and accessible within nine (9) months from the date the repair and restoration is started and neither Tenant (with respect to the last two years of the Lease Term) nor Landlord has otherwise exercised its right to terminate the Lease pursuant to the terms hereof, or if the Completion Estimate indicates that the Premises cannot be made tenantable and accessible within nine (9) months but neither party terminates this Lease pursuant to this Article XVII, Landlord shall proceed to repair and restore the Premises as provided in section XVII.A. above. Notwithstanding the foregoing, if Landlord does not substantially complete the repair and restoration of the Premises by the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean" (i) any delays caused by Tenant, and (ii) any delays caused by events of Force Majeure, provided that Landlord shall only be entitled to claim Force Majeure delays of which Landlord has provided Tenant written notice. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable or inaccessible, and the effective date of termination specified in Tenant's notice, with respect to any portion of the Premises that remained tenantable and accessible.

XVIII. DEMOLITION.

Intentionally Omitted.

XIX.   CONDEMNATION.

       If (a) the whole or any substantial part of the Premises or (b) any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building or Property shall occur. In addition, if (x) the whole or any material part of the Premises or access thereto shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, or (x) all or any portion of the parking for the Building shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof so as to reduce the parking ratio for the Building below applicable zoning requirements (and provided Landlord does not furnish reasonable substitute parking), Tenant shall also have the right to terminate this Lease effective as of the date of such physical taking. Such right to terminate shall be exercised by written notice to Landlord within thirty (30) days after the date on which Tenant is first notified by Landlord of the taking. In the event this Lease is not terminated, the square footage of the Building, the square footage of the Premises and Tenant's Pro Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant. Notwithstanding the foregoing, Tenant shall have the right to bring a separate claim provided that such claim does not reduce the amount of the award that would otherwise be payable to Landlord.

XX.    EVENTS OF DEFAULT.

       The following events shall be deemed to be events of default under this
Lease: (a) Tenant shall fail to pay when due any Base Rental, Additional Base Rental or other Rent under this Lease and such failure shall continue for five
(5) business days after written notice from Landlord (hereinafter sometimes referred to as a "Monetary Default"); (b) any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within thirty (30) days after delivery to Tenant of notice of the occurrence of such failure, provided that if such failure creates a hazardous condition, such failure must be cured immediately. Notwithstanding the foregoing, except in the case of a hazardous condition, if such failure or default cannot practicably be cured within the thirty (30) day period provided in the foregoing sentence, then such thirty (30) day cure period shall be extended to the extent reasonably necessary to permit Tenant to cure such default, provided further that Tenant shall diligently proceed to cure such default and, from time to time upon request, shall furnish Landlord with evidence of Tenant's efforts to cure such default. Notwithstanding subsections
(a) above, if Tenant fails to cure a monetary default within applicable grace periods on three (3) occasions during any twelve (12) month period, any subsequent monetary default shall, at Landlord's option, be considered to be an incurable default by Tenant; (c) Tenant or any Guarantor shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy (provided that Tenant shall have the right to discharge any involuntary bankruptcy within applicable statutory periods) or shall make an assignment for the benefit of creditors, or Tenant or any Guarantor shall admit in writing its inability to pay its debts as they become due; (d) the leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant; or (e) Tenant shall be in default beyond any notice and cure period under any other lease with Landlord.

XXI.   REMEDIES.

       A. Upon the occurrence of any event or events of default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein):

             1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all reasonable costs of reletting (which for purposes of this Lease shall include all costs of preparing the Premises for occupancy and all costs of concessions and brokerage commissions in connection with any new lease for the Premises) and any deficiency that may arise by reason of any reletting or failure to relet.

             2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, without liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, upon such terms, conditions and uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all costs of reletting and any deficiency that may arise by reason of such reletting or failure to relet. Landlord shall not be responsible or liable for any failure to relet the Premises. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

             3. Terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord and pay to Landlord the sum of: (a) all Rent accrued hereunder through the date of termination, and, upon Landlord's determination thereof, (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at the prime rate then in effect, minus the then present fair rental value of the Premises for the remainder of the Lease Term, similarly discounted, after deducting all anticipated costs of reletting. Landlord's determination of such amount shall be conclusive and binding on Tenant, and shall be deemed to have been made in good faith, subject only to manifest error.

       B. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. Tenant shall be liable for all costs, expenses, and reasonable attorneys' fees incurred by Landlord in connection with the exercise of any of its remedies hereunder.

XXII.  LIMITATION OF LIABILITY.

       NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN BURLINGTON CENTER FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND THIRTY (30) DAY PERIOD IN WHICH TO CURE SUCH ALLEGED DEFAULT BY LANDLORD. NOTWITHSTANDING THE FOREGOING, IF SUCH ALLEGED DEFAULT CANNOT PRACTICABLY BE CURED WITHIN THE THIRTY (30) DAY PERIOD PROVIDED IN THE FOREGOING SENTENCE, THEN SUCH THIRTY (30) DAY CURE PERIOD SHALL BE EXTENDED TO THE EXTENT REASONABLY NECESSARY TO PERMIT LANDLORD AND ANY MORTGAGEE TO CURE SUCH DEFAULT, PROVIDED FURTHER THAT EITHER LANDLORD OR SUCH MORTGAGEE SHALL DILIGENTLY PROCEED TO CURE SUCH DEFAULT AND, FROM TIME TO TIME UPON REQUEST, SHALL FURNISH TENANT WITH EVIDENCE OF LANDLORD'S OR SUCH MORTGAGEE'S EFFORTS TO CURE SUCH DEFAULT. NOTHING HEREIN, HOWEVER, SHALL BE CONSTRUED TO IMPOSE ANY OBLIGATION ON ANY MORTGAGEE TO CURE A DEFAULT BY LANDLORD. IN ADDITION, TENANT ACKNOWLEDGES THAT EQUITY OFFICE HOLDINGS, L.L.C., EQUITY OFFICE PROPERTIES, L.L.C., AND ANN ARBOR ASSOCIATES ARE ACTING SOLELY IN THEIR CAPACITY AS AGENTS FOR LANDLORD.

XXIII.  NO WAIVER.

       Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIV.  RELOCATION.

Intentionally Omitted.

XXV.   HOLDING OVER.

       In the event of holding over by Tenant after expiration or other termination of this Lease or Tenant's right to possession, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over, provided if such holding over continues for more than thirty (30) days, effective as of the thirty-first (31st) day, the amount of such holdover rental shall increase to two hundred percent (200%) of the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant shall also be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant.

XXVI.  SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

       A. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. If any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and as soon as reasonably possible following the date of such request (but in no event later than fifteen days after the date of the request), execute and deliver to such persons as Landlord shall request a subordination agreement or an estoppel certificate or other similar statement in recordable form certifying (if and to the extent true to the best of Tenant's knowledge) that this Lease is unmodified and in full force and effect, stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder and further stating such other matters as Landlord shall reasonably require.

       B. Notwithstanding Section XXVI.A. above to the contrary, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from its current Mortgagee on such Mortgagee's current standard form of agreement, a copy of which is attached hereto as Exhibit G. Tenant agrees to execute such agreement simultaneously with its execution of this Lease. In addition, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement in favor of Tenant from any future Mortgagee on such Mortgagee's then current form of agreement. Tenant will execute such Mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee.

XXVII. NOTICE.

       Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) provided that if Tenant has vacated the Premises or is in default of this Lease Landlord may serve notice by any manner permitted by Law. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or
(b) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

XXVIII. LANDLORD'S LIEN.

Intentionally Omitted.

XXIX.  EXCEPTED RIGHTS.

       This Lease does not grant any rights to light or air over or about the Building. Landlord specifically excepts and reserves to itself the use of such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time: (a) to change the Building's name or street address; (b) to install, fix and maintain signs on the exterior and interior of the Building; (c) to designate and approve window coverings; (d) to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law; (e) to retain at all times and to use pass-keys to all locks within and into the Premises; (f) to approve the weight, size, or location of heavy equipment and articles in and about the Premises; (g) to close or restrict access to the Building at all times other than normal business hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; (h) to change the arrangement and/or location of entrances of passageways, doors and doorways, and Common Areas of the Building; (i) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (j) to grant to anyone the exclusive right to conduct any business or undertaking in the Building. Any and all entries into the Premises pursuant to this Article XXIX shall be performed in accordance with the terms and conditions of Article XI and, if and to the extent applicable, shall entitle Tenant to the same rental abatement rights as are set forth in such Article XI.

XXX.   SURRENDER OF PREMISES.

       At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall remove all Tenant's Property from the Premises, remove all Required Removables designated by Landlord and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage by fire or other casualty excepted. If Tenant fails to remove any of Tenant's Property within three (3) business days after the termination of this Lease or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expense, shall be entitled to remove and/or store such Tenant's Property and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord.

XXXI.  MISCELLANEOUS.

       Landlord and Tenant hereby agree that: (a) If any term or provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law;
(b)Tenant shall not record this Lease or any memorandum hereof; (c) This Lease shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located; (d) Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental law, regulations or restrictions and any other cause whatsoever that is beyond the control of Landlord or Tenant, as the case may be, and whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and the determination of the Commencement Date), such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure; (e) Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer to and assumption by Landlord's transferee, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations; (f) Tenant hereby represents to Landlord that it has not dealt with a broker (other than Friedman Real Estate Group) in connection with this Lease and Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers other than Friedman Real Estate Group claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease; (g) If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties and all notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them; (h) Tenant hereby covenants, warrants and represents: (1) that the individual executing this Lease on its behalf is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; and (4) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. Landlord hereby covenants, warrants and represents: (1) that the individual executing this Lease on its behalf is duly authorized to execute or attest and deliver this Lease on behalf of Landlord in accordance with the management agreement for the Building and the organizational documents of Landlord's agent; (2) that this Lease is binding upon Landlord; (3) that Landlord is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; and (4) that the execution and delivery of this Lease by Landlord will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Landlord is a party or by which Landlord may be bound.; (i) At any time during the Lease Term, Tenant shall provide Landlord, upon ten (10) days' prior written notice from Landlord, with (y) a current financial statement and financial statements of the two (2) years prior to the current financial statement year and such statements shall be prepared in accordance with generally accepted accounting principles and shall be audited by an independent certified public accountant, and (z) such other information as Landlord or its Mortgagee many reasonably request in order to create a "business-profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease; (j) With respect to all required acts of Tenant, time is of the essence of this Lease; (k) This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns; (l) Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term and such obligations shall survive any such expiration or other termination of the Lease Term. Except as provided in subsection XXXI (e) above, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Landlord from Landlord's obligations accruing prior to the expiration of the Lease Term and such obligations shall survive any such expiration or other termination of the Lease Term; (m) The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof; (n) This Lease may be modified only by a written agreement signed by Landlord and Tenant; (o) Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option.

XXXII. ENTIRE AGREEMENT.

       This Lease Agreement, including the following Exhibits, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease: (a) Exhibit A-1 Outline and Location of the 1st floor Premises; Exhibit A-2 Outline and Location of the 2nd floor Premises (b) Exhibit B - Cleaning Specifications; (c) Exhibit C - Rules and Regulations (d) Exhibit D - Additional Terms and Conditions; (e) Exhibit E - Commencement Letter; (f) Exhibit F - Form of Letter of Credit; (g) Exhibit G - Subordination, Non-disturbance and attornment agreement.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.


WITNESS/ATTEST:
                                       LANDLORD: BURLINGTON ASSOCIATES GENERAL
                                       PARTNERSHIP, an Illinois General
                                       Partnership

                                       BY: EQUITY OFFICE HOLDINGS, L.L.C., a
                                       Delaware limited liability company, as
                                       agent
---------------------------------

Name (print): /s/ Angel Rivera         By:
              -------------------         --------------------------------------
                                       Name: /s/ Eric Marx
---------------------------------           ------------------------------------
Name (print):                          Title:    Vice President
             --------------------            -----------------------------------
                                       Date:     5/20/96
                                            ------------------------------------

WITNESS/ATTEST:
                                       TENANT: NETWORK EXPRESS, INC., a
                                       Michigan corporation

---------------------------------
Name (print): /s/ R. Hawkins           By:
              -------------------         --------------------------------------
                                       Name: /s/ John R. Ternes
---------------------------------           ------------------------------------
Name (print):                          Title:    V.P. Finance & CFO
             --------------------            -----------------------------------
                                       Date:     5/20/96
                                            ------------------------------------

                                  EXHIBIT A-3

                  OUTLINE AND LOCATION OF 3RD FLOOR PREMISES

                                   EXHIBIT B

                            CLEANING SPECIFICATIONS



                                TO BE ATTACHED

                                   EXHIBIT C

                             RULES AND REGULATIONS




                                TO BE ATTACHED

                                   EXHIBIT D
                        ADDITIONAL TERMS AND CONDITIONS

    This exhibit is attached to and made a part of the Lease dated May 20, 1996, by and between Burlington Associates General Partnership, an Illinois General Partnership, by its agent Equity Office Holdings, L.L.C., ("Landlord"), and Network Express, Inc., a Michigan corporation ("Tenant") for space in the building located at 305 E. Eisenhower Parkway, Ann Arbor, MI 48108.


    1. INITIAL ALTERATIONS. Landlord, provided Tenant is not in default after the expiration of applicable cure periods, agrees to contribute (the "Work Allowance") an amount not to exceed eighty-one thousand three hundred ten and 50/100 dollars ($81,310.50) toward the cost of performing improvements to the Premises in preparation of Tenant's occupancy thereof (the "Initial Alterations"), the cost of preparing design and construction documents for the Initial Alterations, and the cost of preparing mechanical and electrical plans for the Initial Alterations. The Work Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw) shall be paid to Tenant within thirty (30) days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect's Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Initial Alterations for which disbursement is being requested, which waivers of lien shall be on the form specified by the mechanics' lien laws of the State of Michigan, together with all such invoices, contracts, or other supporting data as Landlord or Landlord's Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Initial Improvements, together with copies of all change orders, if any, and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. In no event shall Landlord be required to disburse the Work Allowance more than one time per month. If the cost of the Initial Alterations exceeds the Work Allowance, the Work Allowance shall be disbursed in the proportion that the Work Allowance bears to the total cost of the Initial Alterations. If the cost of the Initial Alterations is less than the Work Allowance, any such unused Work Allowance shall accrue to the sole benefit of Landlord.

    2. LEASEHOLD IMPROVEMENT LOAN. In the event that Tenant has used the entire eighty-one thousand three hundred ten and 50/100 dollars ($81,310.50) Work Allowance for the performance of Initial Alterations, Tenant, provided it is not in default under this Lease, shall have the right to borrow up to forty-five thousand one hundred seventy-two and 50/100 dollars ($45,172.50)(the "Additional Work Allowance") from Landlord in order to help finance the amount by which the cost of the Initial Alterations exceeds the Work Allowance. Such Additional Work Allowance shall be disbursed to Tenant in accordance with the provisions of Section 1. Any Additional Work Allowance borrowed by Tenant hereunder shall be repaid to Landlord as additional Base Rental in equal monthly installments over the initial Lease Term, together with interest at an annual rate of thirteen percent (13%). In addition, the amount of the Security Deposit to be furnished by Tenant to Landlord shall be increased by the amount of the Additional Work Allowance actually borrowed by Tenant from Landlord. In the event that Tenant is in default under this Lease after the expiration of applicable cure periods, the entire unamortized balance of the Additional Work Allowance borrowed by Tenant shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord. Upon request by Landlord, Tenant shall enter into an amendment to this Lease to document any Additional Work Allowance borrowed by Tenant and to reflect any corresponding increases in the Security Deposit and the Base Rental to be paid by Tenant hereunder.

    3.   SIGNAGE.

         A. Tenant, at its sole cost and expense, shall have the right to install a sign on the exterior portion of the east face of the Building (the "Sign") in a location mutually agreed upon by Landlord and Tenant. Such Sign
shall list the name of Tenant.   Tenant, at its sole cost and expense, shall
obtain all necessary building permits and zoning and regulatory approval in connection with the Sign. All costs of design, materials, fabrication, installation, supervision of installation, wiring and maintaining and repairing the Sign will be at Tenant's expense. Tenant shall submit to Landlord reasonably detailed drawings of the Sign, including without limitation, the size, material, shape and lettering for review and approval by Landlord. Any such Sign shall conform to the standards of design and motif reasonably established by Landlord for the exterior of the Building and the Property on which it is located. Tenant shall reimburse Landlord for any costs associated with Landlord's review and supervision as hereinbefore provided including, but not limited to, engineers and other professional consultants.

         B. Tenant shall be responsible for maintaining the Sign in a first class manner and, except to the extent any damage is caused by the negligence of Landlord or any Landlord Related Parties, for all costs of repairing the Sign, including, without limitation, all cost of repairing or replacing any damaged portions of the Sign and the cost of replacing any lightbulbs, florescent or neon tubes or other illumination device. All such work shall be performed with reasonable prior notice to Landlord by contractors approved by Landlord. Notwithstanding the foregoing, if Tenant fails to properly maintain and repair the Sign and such failure continues for thirty (30) days after written notice from Landlord setting forth the items that are in need or maintenance or repair, Landlord shall have the right to maintain and repair the Sign with contractors selected by Landlord and to bill Tenant for the reasonable cost thereof as additional Rent.

         C. Tenant, upon the expiration date or sooner termination of this Lease, shall remove the Sign and restore any damage to the Property at Tenant's expense. Such removal and restoration work shall be performed by contractors reasonably approved by Landlord. In addition, Landlord shall have the right to remove Tenant's name from the Sign at Tenant's sole cost and expense, if, at any time during the Lease Term: (1) Tenant assigns this Lease, (2) Tenant sublets more than 25% of the Premises, (3) Tenant ceases to occupy at least 75% of the Premises, or (4) Tenant defaults under any term or condition of the Lease and fails to cure such default within any applicable grace period.

    4.   RIGHT OF REFUSAL.

         A. Tenant shall have the one time right of refusal with respect to any space that comes available for lease in the Building, ( the "Refusal Space"). Tenant's right with respect to the Refusal Space on the first (1st) floor of the Building shall be a right of first refusal. Tenant's right with respect to the Refusal Space on the third (3rd) floor of the Building shall be a right of second refusal, subject and subordinate to the rights of Environmental Resourse Management. In addition, if Landlord provides Tenant with an Advice that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right to first offer or otherwise) and Tenant does not exercise its Right of First Refusal to lease the Refusal Space described in the Advice, Tenant's Right of First Refusal shall be subject and subordinate to all such expansion rights contained in the Advice.

         Tenant's right of refusal shall be exercised as follows: when Landlord has a prospective tenant ("Prospect") interested in leasing all or any portion of the Refusal Space, Landlord shall advise Tenant (the "Advice") of the terms under which Landlord is prepared to lease the Refusal Space to such Prospect and Tenant may lease the Refusal Space, under such terms, by providing Landlord with written notice of exercise ("Notice of Exercise") within five (5) business days after the date of the Advice. If the Refusal Space is located on the third floor, Landlord may either postpone sending Tenant an Advice until after the Refusal Space has been offered to Environmental Resource Management or simultaneously send Tenant an Advice, which Advice will be subject to the superior rights of Environmental Resource Management. Notwithstanding the foregoing, Tenant shall have no such Right of Refusal and Landlord need not provide Tenant with an Advice if:

         1. Tenant is in default under the Lease at the time Landlord would otherwise deliver the Advice; or

         2. the Premises, or any portion thereof, is sublet at the time Landlord would otherwise deliver the Advice; or

         3. the Lease has been assigned prior to the date Landlord would otherwise deliver the Advice; or

         4. the Refusal Space is not intended for the exclusive use of Tenant during the Lease Term; or

         5. the Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.

         B. The term for the Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice (including, without limitation, the expiration date set forth in the Advice) shall govern Tenant's leasing of the Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Refusal Space. Notwithstanding the foregoing, if the lease term for the Refusal Space will expire prior to the Termination Date of this Lease, Landlord, to the extent it is able to do so without violating the rights of any other tenant in the Building, shall work together with Tenant in good faith to agree upon the terms under which Tenant may lease the Refusal Space for a term that expires coterminously with the Termination Date. The Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space.

         C. The rights of Tenant hereunder with respect to any portion of the Refusal Space for which Landlord has a Prospect shall terminate on the earlier to occur of (i) Tenant's failure to exercise its Right of First Refusal within the five (5) business day period provided in paragraph A above, and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Paragraph A above. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Refusal, but failed to provide Landlord with a Notice of Exercise within the five (5) business day period provided in paragraph A above, and (ii) Landlord does not enter into a lease for the Refusal Space with the Prospect or any other prospect within a period of six (6) months following the date of the Advice, Tenant shall once again have a Right of First Refusal with respect to such Refusal Space. In addition, Tenant shall once again have the Right of First Refusal with respect to the Refusal Space if, within such six (6) months period, Landlord proposes to lease the Refusal Space to the Prospect or any other Prospect on terms that are substantially different than those set forth in the Advice. For purposes hereof, the terms offered to a prospect shall be deemed to be substantially the same as those set forth in the Advice as long as there is no more than a ten percent (10%) reduction in the "bottom line" cost per rentable square foot of the Refusal Space to the Prospect when compared with the "bottom line" cost per rentable square foot under the Advice, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent, any tax or expense escalation or other financial escalation and any financial concessions. To the extent such rights have not terminated on an earlier date, Tenant's rights hereunder shall terminate on July 1, 1999.

         D.1. If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the "Refusal Space Amendment") adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rental, square footage of the Premises, Tenant's Pro Rata Share and other appropriate terms.

         2. A copy of the Refusal Space Amendment shall be (i) sent to Tenant within a reasonable time after Landlord's receipt of the Notice of Exercise, and (ii) executed by Tenant and returned to Landlord within ten (10) days thereafter.

    5.   RENEWAL OPTION.

         A. Tenant shall have the right to extend the Lease Term for one additional period of three (3) years commencing on the day following the Termination Date of the initial Lease Term and ending on the third (3rd) anniversary of the Termination Date of the initial Lease Term (the "Renewal Term"), if:

         1. Landlord receives notice of exercise ("Initial Renewal Notice") not less then twelve (12) full calendar months prior to the expiration of the initial Lease Term and not more than fifteen (15) full calendar months prior to the expiration of the initial Lease Term; and

         2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its

         Binding Renewal Notice; and

         3. No part of the Premises is sublet at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

         4. The Lease has not been assigned prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Renewal Notice.

         B. The initial Base Rental rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

         C. Tenant shall pay Additional Base Rental (i.e. Basic Costs) for the Premises during the Renewal Term in accordance with the terms and conditions of the Lease, provided that the eight percent (8%) cap on Controllable Expenses shall not be applicable during the Renewal Term.

         D. Within thirty (30) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rental rate for the Premises for the Renewal Term. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rental rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen (15) day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rental rate for the Premises during the Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rental rate for the Premises within thirty
(30) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant's Renewal Option shall be null and void and of no force and effect.

         E. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rental, Lease Term, Termination Date and other appropriate terms. The Renewal Amendment shall be:

         1. sent to Tenant within a reasonable time after receipt of the Renewal Notice; and

         2. executed by Tenant and returned to Landlord within fifteen (15) days thereafter.

         F. For purposes hereof, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in Ann Arbor, Michigan. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

    6. RULES AND REGULATIONS. Notwithstanding anything to the contrary in rule #7 of the Rules and Regulations attached to this Lease as Exhibit C, Tenant shall be permitted to store bicycles in the first floor portion of the Premises so long as (i) Tenant uses the side entrance of the Building for the purpose of bringing any bicycles into the first floor portion of the Premises, and (ii) bringing such bicycles through the Building into the first floor portion of the Premises does not unreasonably disturb any of the other tenants and occupants of the Building.

    7. BROKERAGE COMMISSION. Landlord and Tenant acknowledge that the Base Rental set forth in Section I.A.2. of the Lease assumes that (i) Landlord will pay the brokerage commission due to Friedman Real Estate Group in connection with this Lease, and (ii) Tenant will repay Landlord for such commission as part of Base Rental at the rate of (a) $632.41 per month with respect to the first twenty-four (24) months of the Lease Term and (b) $647.47 per month with respect to the second twenty-four (24) months of the Lease Term. Notwithstanding the foregoing, Tenant, by notice to Landlord within fifteen (15) days after the full and final execution of this Lease, shall have the right to pay such brokerage commission directly to Friedman Real Estate Group. If Tenant elects to pay such commission directly to Friedman Real Estate Group and, in addition, provides Landlord with a waiver of claims from Friedman Real Estate Group on a form reasonably acceptable to Landlord, the Base Rental schedule set forth in Section I.A.2. shall automatically be amended to be as follows:

         2. "Base Rental" shall mean the sum of one million two hundred forty-seven thousand one hundred twenty-two and 56/100 dollars ($1,247,122.56), payable by Tenant to Landlord in forty-eight
                 (48) monthly installments as follows:

                 a. twenty-four (24) equal installments of twenty-five thousand six hundred twelve and 81/100 dollars ($25,612.81), each payable on or before the first day of each month during the period beginning on the Commencement Date and ending on the day prior to the second (2nd) anniversary of the Commencement Date.

                 b. twenty-four (24) equal installments of twenty-six thousand three hundred fifty and 63/100 dollars ($26,350.63), each payable on or before the first day of each month during the period beginning on the second (2nd) anniversary of the Commencement Date and ending on the day prior to the fourth
                 (4th) anniversary of the Commencement Date.

         In order to be acceptable to Landlord, any waiver from Friedman Real Estate Group must contain (i) a statement from Friedman Real Estate Group acknowledging that it has been paid in full for any and all commissions and other sums due in connection with this Lease, and (ii) a waiver or any and all claims against Landlord in connection with this Lease.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.


WITNESS/ATTEST:
                                       LANDLORD: BURLINGTON ASSOCIATES GENERAL
                                       PARTNERSHIP, an Illinois General
                                       Partnership

                                       BY: EQUITY OFFICE HOLDINGS, L.L.C., a
                                       Delaware limited liability company, as
                                       agent
-----------------------------------
Name (print): Angel Rivera             By:
-----------------------------------       -------------------------------------
                                       Name: Eric Marx
-----------------------------------         -----------------------------------
Name (print):                          Title: Vice President
             ----------------------          ----------------------------------
                                       Date:  5/20/96
                                             ----------------------------------
WITNESS/ATTEST:
                                       TENANT: NETWORK EXPRESS, INC., a
                                       Michigan corporation
---------------------------------
Name(print): R. Hawkins                By:
            ---------------------         -------------------------------------
                                       Name:  John R. Ternes
---------------------------------           -----------------------------------
Name(print):                           Title: V P Finance & CFO
            ---------------------            ----------------------------------
                                        Date: 5/20/96
                                             ----------------------------------
and (ii) bringing such bicycles through the Building into the first floor portion of the Premises does not unreasonably disturb any of the other tenants and occupants of the Building.

    7. BROKERAGE COMMISSION. Landlord and Tenant acknowledge that the Base Rental set forth in Section I.A.2. of the Lease assumes that (i) Landlord will pay the brokerage commission due to Friedman Real Estate Group in connection with this Lease, and (ii) Tenant will repay Landlord for such commission as part of Base Rental at the rate of (a) $632.41 per month with respect to the first twenty-four (24) months of the Lease Term and (b) $647.47 per month with respect to the second twenty-four (24) months of the Lease Term. Notwithstanding the foregoing, Tenant, by notice to Landlord within fifteen (15) days after the full and final execution of this Lease, shall have the right to pay such brokerage commission directly to Friedman Real Estate Group. If Tenant elects to pay such commission directly to Friedman Real Estate Group and, in addition, provides Landlord with a waiver of claims from Friedman Real Estate Group on a form reasonably acceptable to Landlord, the Base Rental schedule set forth in Section I.A.2. shall automatically be amended to be as follows:

         2. "Base Rental" shall mean the sum of one million two hundred forty-seven thousand one hundred twenty-two and 56/100 dollars ($1,247,122.56), payable by Tenant to Landlord in forty-eight
                 (48) monthly installments as follows:

                 a. twenty-four (24) equal installments of twenty-five thousand six hundred twelve and 81/100 dollars ($25,612.81), each payable on or before the first day of each month during the period beginning on the Commencement Date and ending on the day prior to the second (2nd) anniversary of the Commencement Date.

                 b. twenty-four (24) equal installments of twenty-six thousand three hundred fifty and 63/100 dollars ($26,350.63), each payable on or before the first day of each month during the period beginning on the second (2nd) anniversary of the Commencement Date and ending on the day prior to the fourth
                 (4th) anniversary of the Commencement Date.

         In order to be acceptable to Landlord, any waiver from Friedman Real Estate Group must contain (i) a statement from Friedman Real Estate Group acknowledging that it has been paid in full for any and all commissions and other sums due in connection with this Lease, and (ii) a waiver or any and all claims against Landlord in connection with this Lease.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.


WITNESS/ATTEST:
                                       LANDLORD: BURLINGTON ASSOCIATES GENERAL
                                       PARTNERSHIP, an Illinois General
                                       Partnership

                                       BY: EQUITY OFFICE HOLDINGS, L.L.C., a
                                       Delaware limited liability company, as
                                       agent
_________________________________

Name (print):____________________      By:_____________________________________

_________________________________      Name:___________________________________

Name (print):____________________      Title:__________________________________

                                       Date:___________________________________


WITNESS/ATTEST:
                                       TENANT: NETWORK EXPRESS, INC., a
                                       Michigan corporation
_________________________________

Name(print):_____________________      By:_____________________________________

_________________________________      Name:___________________________________

Name(print):_____________________      Title:__________________________________

                                        Date:__________________________________